RESOLUTIONS APPROVING BYLAW AMENDMENTS

                           Resolutions Adopted
                        By the Board of Directors
                        of Nalco Chemical Company
                    Approving Certain Bylaw Amendments


      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article II, Section 2 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only on the order of the Chairman of the Board, or of the President or of a majority of the Board of Directors. <<Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.>>


      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article II, Section 5 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, [[or to express consent to corporate action in writing without a meeting,]] or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action <<(other than action by written consent)>>, the Board of Directors may fix in advance a record date which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article II, Section 6 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 6. Quorum. [[A]] <<Holders of shares having a>> majority of the <<votes of all>> outstanding shares of capital stock [[entitled to vote at the meeting]], represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, a meeting may be adjourned from time to time without notice to the stockholders.

      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article II, Sections 9 and 10 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 9.  Notice of Stockholder Business at Annual Meeting.
      At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than [[30]] <<90>> days [[nor more than 60 days]] prior to the
      <<anniversary date of the prior year's annual>> meeting[[; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made]]. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this
      Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

           Section 10. <<Required>> Vote [[at Meetings]]. [[When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless]]
      <<Unless>> the question is one upon which by express provision of the
      [[statutes]] <<Delaware General Corporation Law,>> [[or of]] the certificate of incorporation <<or these Bylaws>>[[,]] a different vote is required <<(>>in which case such express provision shall govern and control the decision of such question<<), action by the stockholders of the Corporation shall require (a) with respect to the election of directors at a meeting of stockholders, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, (b) with respect to any other matter which is to be decided by stockholders at a meeting of stockholders and which matter has received the prior approval or recommendation of the Corporation's Board of Directors, the affirmative vote of holders of shares constituting a majority of the votes cast with respect to such matter, or (c) with respect to any other matter, the affirmative vote of holders of shares constituting a majority of the voting power of all of the Corporation's outstanding shares>>.


      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article II, Section 12 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 12. [[(a)]] Consent Without a Meeting. <<(a)>> Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting.

           (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the stockholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended, and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable <<but in all events within ten days after the date on which the stockholder's request was received>>. At such regular or special meeting, the Board of Directors shall fix a record date as provided in [[Article II, Section 6 of these By-laws and]] Section 213([[a]]<<b>>) (or its successor provision) of the Delaware General Corporation Law. Should the Board of Directors fail to fix a record date as provided for in this Section [[13]] <<12>>, [[then the record date shall be the day on which the first written consent is expressed]] <<the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested.
      If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action>>.

           (c) In the event of the delivery to the Corporation of written consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meeting of stockholders.


      RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended by amending and restating Article III, Section 3 to read as set forth below (with deletions shown in double brackets and additions in double carets):

           Section 3. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3.
      Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than [[30]] <<90>> days [[nor more than 60 days]] prior to the
      <<anniversary date of the prior year's annual>> meeting[[; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made]]. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.